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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in this Registration Statement on Form S-4 of ChipPAC International Company Limited, ChipPAC, Inc., ChipPAC Liquidity Management Hungary Limited Liability Company, ChipPAC Luxembourg S.a.R.L, ChipPAC Korea Company Limited, ChipPAC Limited, and ChipPAC (Barbados) Ltd. of our report dated February 29, 2000 relating to the financial statements and financial statement schedules of ChipPAC Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
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San Jose, California

April 13, 2000